Exhibit 10.2

EMPLOYMENT AGREEMENT

THIS AGREEMENT (the “Agreement”) is to be effective as of September 1, 2018 (the “Effective Date”), by and between Indroneel Chatterjee (“Executive”) and Altisource Solutions, Inc., the “Company”) (together the “Parties”).
INTRODUCTION

The Company and the Executive desire to enter into this Agreement pursuant to which the Company will employ the Executive.
AGREEMENT
NOW, THEREFORE, the parties agree as follows:
1.Terms and Conditions of Employment.
(a)    Employment. During the Term, the Company will employ the Executive, and the Executive will serve as a Senior Vice President, New Business Initiatives of the Company on a full-time basis and will have only such responsibilities and perform such activities as assigned by the Chief Executive Officer, Chief Administration and Risk Officer, Chief Legal and Compliance Officer, Executive Vice President Finance (each a “Designee”). The Executive’s employment shall be based at a mutually agreed location in the Eastern Standard Time zone of the United States of America.
(b)    Exclusivity. Throughout the Executive’s employment hereunder, the Executive shall devote substantially all of the Executive’s time, energy and skill during regular business hours to the performance of the duties of the Executive’s employment, shall faithfully and industriously perform such duties and shall diligently follow and implement all lawful management policies and decisions of the Company. The Executive shall give his duties to the Company first priority. Other than with regard to the Executive’s duties to the Company, the Executive shall not accept any other employment during the Term, perform any consulting services during the Term, or serve on the board of directors or governing body of any other business or entity, except with the prior written consent of the Board of Directors.
(c)    The Executive shall be subject to and comply with all Company policies and procedures, including but not limited to the Code of Business Conduct and Ethics attached as Exhibit A, as it may be amended.
2.    Compensation.
(a)    Base Salary. The Company shall pay the Executive a monthly base salary of Thirty Nine Thousand Five Hundred Eighty Three Dollars ($39,583.00). The monthly base salary shall be payable in equal installments, in accordance with the Company’s regular payroll practices.
(b)    Expenses. The Executive shall only be entitled to be reimbursed for reasonable and necessary expenses incurred by the Executive in connection with the performance of the Executive’s duties of employment hereunder and in accordance with Company policy; provided, however, the Executive shall,

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as a condition of such reimbursement, obtain approval from and submit verification of the nature and amount of such expenses to a Designee prior to incurring such expenses.
(c)    Restricted Share Awards.    The Executive shall be entitled to the 19,533 restricted shares granted pursuant to the Restricted Share Award Agreement dated Oct. 5, 2017 (the “2017 Award”), subject to the terms of the applicable award agreement.
(d)    Restricted Stock Awards. The Executive will be eligible to continue to participate in the Restricted Stock Award Agreement dated February 12, 2018 (the “2018 Award”), subject to the terms of the applicable award agreement.
(e)    No Other Incentive Compensation. The Executive shall not be entitled to any other incentive compensation, including without limitation, bonus, equity grants and awards, AIP, LTIP participation any other incentive plan, except as set forth in Section 3(c) hereof, regardless of the terms of any such plan or program.
(f)    Tax Withholding Obligations. All payments pursuant to this Agreement shall be reduced for any applicable state, local, or federal tax withholding obligations.

3.    Term, Termination and Termination Payments.
(a)    Term. The term of this Agreement shall begin as of the Effective Date and shall continue until the earlier of (i) August 31, 2019, or (ii) the termination of this Agreement and the employment of the Executive under section 3(b) hereof.
(b)    Termination. This Agreement and the employment of the Executive by the Company hereunder shall only be terminated: (i) by the Company or the Executive due to the Disability of the Executive; (ii) by the Company for Cause; (iii) by the Executive, upon at least forty-five (45) days prior written notice to the Company (the “Executive Notice Period”); or (iv) upon the death of the Executive. Notice of termination by any party shall be given prior to termination in writing and shall specify the basis for termination and the effective date of termination.
(c)    Payment upon Expiration of Agreement or upon Executive’s Termination of Employment Pursuant to Section (3)(b)(iii).
(i)    Payment upon Expiration of Agreement. If Executive remains employed by the Company through the expiration of this Agreement, the Executive’s employment with the Company shall automatically cease and, provided that the Executive has fully complied with the terms of this Agreement and signs and delivers to the Company the release set forth in Section 3(d) hereof, and does not revoke such release:
(A)    the Executive shall be entitled to receive retention payment pay, in an amount equal to Two Hundred Thirty-Seven Thousand Five Hundred Dollars ($237,500) (less deduction for withholdings, including, without limitation, federal and state withholding taxes and payroll taxes), which will be paid pursuant to Section 3(d);
(B)    the Executive shall be entitled to retain such restricted shares granted pursuant to the 2017 Award, at which time the continued employment conditions on the shares subject to the 2017 Award shall be deemed waived. The Executive may not transfer or otherwise pledge or assign any interest in such shares until the applicable vesting date set forth in the 2017 Award; and

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(C)    the Executive shall be entitled to retain such restricted shares granted pursuant to the 2018 Award, which would have vested through February 12, 2020 at which time the continued employment conditions on those shares shall be waived. Any shares which would not have otherwise vested by February 12, 2020 shall be immediately forfeited and shall thereupon terminate. Notwithstanding the waiver of the continued employment conditions through February 12, 2020, on the shares subject to the 2018 Award, the Executive may not transfer or otherwise pledge or assign any interest in such shares until the applicable vesting date set forth in the 2018 Award.
(ii)    Payment upon Executive’s Termination of Agreement Pursuant to Section 3(b)(iii). If Executive gives notice of his termination of employment pursuant to Section 3(b)(iii) and remains employed through the Executive Notice Period, the Executive’s employment with the Company shall cease as of the end of the Executive Notice Period and, provided that the Executive has fully complied with the terms of this Agreement and signs and delivers to the Company the release set forth in Section 3(d) hereof, and does not revoke such release:
(A)    the Executive shall be entitled to receive the consideration set forth in Sections 3(c)(i)(A) through and 3(c)(i)(C) above; and
(B)    the Executive shall be entitled to receive an amount equal to the lesser of: (x) six times the monthly base salary set forth in Section 2(a) above, or (y) the number of months remaining in the term prior to its date of expiration (i.e., August 31, 2019) multiplied by the monthly base salary set forth in Section 2(a) above.
(d)    Release and Forfeiture.        Executive agrees that Executive shall be entitled to the benefits and pay as set forth in this Section 3 only if Executive executes a separation agreement at the expiration or termination of this Agreement which agreement shall include certain restrictive covenants and release of all claims against the Company and related entities and persons in such form as the Company may prescribe that has become effective and irrevocable in accordance with its terms within thirty (30) days after such termination of employment (the “Release Condition”). Payments of the cash retention payment set forth in Subsection (c) hereof shall be made in one lump sum within thirty (30) days following satisfaction of the Release Condition, but if the thirty (30)-day period following termination of Executive’s employment spans two (2) calendar years, in no event will payments or benefits that constitute “deferred compensation” within the meaning of Code Section 409A be paid prior to the first day of such second calendar year. In addition, the Executive must deliver to the Company, within two (2) business days after signing a release of all claims, either cash or a certified check payable to the Company in the amount of all tax withholding obligations (whether federal, state or local) imposed on the Company by reason of the waiver of the continued employment requirement for the 2017 Award and partial waiver of the continued employment requirement for the 2018 Award, unless the Executive makes the election set forth in Section 3(e). A failure on the part of the Employee to provide for the satisfaction of the tax withholding obligations within two (2) business days of the effective date of the release set forth in this Subsection (d) shall result in a forfeiture of the shares under the 2017 Award and 2018 Award for which the continued employment requirements would have otherwise been waived but for the failure to satisfy applicable tax withholding obligations, unless the Executive has made the Alternative Withholding Election set forth in Subsection (e) hereof.
(e)    Alternative Withholding Election.    In lieu of paying the withholding tax obligations in cash or by certified check as required by Section 3(d), Executive may make in the release described in Subsection (d) hereof, an irrevocable election (the “Withholding Election”) to have the actual number of shares of common stock subject to the 2017 Award and 2018 Award for which the continued employment requirement is waived pursuant to Subsection (d) hereof, reduced by the smallest number of whole shares of such common stock which, when multiplied by the fair market value of the such common stock, determined as of the effective date of such release referred to in Subsection (d) hereof , is sufficient to satisfy the amount

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of the tax withholding obligations imposed on the Company by reason of the waiver of the continued employment requirement under the 2017 Award and the partial waiver of the continued employment requirement under the 2018 Award.
(f)    Separation from Service. References to termination of employment or similar terms hereunder shall mean a “separation from service” within the meaning of Code Section 409A.
4.    Ownership and Protection of Proprietary Information; Other Obligations to Company.
(a)    Confidentiality. All Confidential Information and Trade Secrets and all physical embodiments thereof received or developed by the Executive while employed by the Company are confidential to and are and will remain the sole and exclusive property of the Company. Except to the extent necessary to perform the duties assigned by the Company hereunder, the Executive shall hold such Confidential Information and Trade Secrets in trust and strictest confidence, and shall not use, reproduce, distribute, disclose or otherwise disseminate the Confidential Information and Trade Secrets or any physical embodiments thereof and may in no event take any action causing or fail to take the action necessary in order to prevent, any Confidential Information and Trade Secrets disclosed to or developed by the Executive to lose its character or cease to qualify as Confidential Information or Trade Secrets.
(b)    Return of Company Property. Upon request by the Company, and in any event upon termination of this Agreement for any reason, as a prior condition to receiving any final compensation hereunder (including any payments pursuant to Section 3 hereof), the Executive shall promptly deliver to the Company all property belonging to the Company, including, without limitation, all Confidential Information and Trade Secrets (and all embodiments thereof) then in the Executive’s custody, control or possession.
(c)    Survival. The covenants of confidentiality set forth herein shall apply on and after the date hereof to any Confidential Information and Trade Secrets disclosed to the Executive or developed or obtained by the Executive, or to which the Executive had access, while employed or engaged by the Company prior to or after the date hereof. The covenants restricting the use of Confidential Information and Trade Secrets shall continue to apply following termination of the Executive’s employment or termination of this Agreement for so long as permitted by the governing law.
(d)    Employee Intellectual Property Agreement. The Executive shall execute the Employee Intellectual Property Agreement attached as Exhibit B hereto (the “Employee Intellectual Property Agreement”) and return it to the Company on or before the Effective Date. The Employee shall be bound by the Employee Intellectual Property Agreement as well as by the provisions of this Agreement. The provisions of the Employee Intellectual Property Agreement shall survive the Executive’s termination of employment and termination of this Agreement.
(a)    Other Obligations to Company. During the term of this Agreement and for a period of sixty (60) months thereafter, the Executive shall not, in any manner, directly or indirectly, alone or in cooperation with any other party, including without limitation any current or future shareholder of Altisource Portfolio Solutions S.A. (“ASPS”): make, effect, initiate, cause or participate in (i) any acquisition of beneficial ownership of any equity or debt securities of ASPS, the Company or any securities of any of their subsidiaries or other affiliates (other than the restricted shares from the 2017 Award and the 2018 Award), (ii) any acquisition of any assets of ASPS, the Company or any assets of any of their subsidiaries or other affiliates, or (iii) any tender offer, exchange offer, merger, business combination, recapitalization, restructuring, liquidation, dissolution or extraordinary transaction involving the ASPS, the Company or any of their subsidiaries or other affiliates, or involving any securities or assets of ASPS, the Company or any securities or assets of any of their subsidiaries or other affiliates; propose or seek, whether alone or in concert with others, any “solicitation” (as such term is used in the rules of the Securities and Exchange Commission) of

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proxies or consents to vote any securities of ASPS, nominate or propose the election of any person as a director of ASPS, or propose any other matter to be voted upon by the stockholders of ASPS; form, join or participate in a “group” (as defined in the Securities Exchange Act of 1934 and the rules promulgated thereunder) (or discuss with any third party the potential formation of a group) with respect to any equity or debt securities of ASPS, the Company or any securities of any of their subsidiaries or other affiliates; agree or offer to take, or encourage or propose (publicly or otherwise) the taking of, any action referred to in clauses “(i)”, “(ii)” or “(iii)” of this sentence; assist, induce or encourage any other Person to take any action referred to in clauses “(i)”, “(ii)” or “(iii)” of this sentence, including by providing any Confidential Information of Company or ASPS to any other party; enter into any discussions or arrangements with any third party with respect to the taking of any action referred to in clauses “(i)”, “(ii)” or “(iii)” of this paragraph; or request Altisource (or any of its managers, officers, management committee members or directors), directly or indirectly, to amend or waive any provision of this paragraph.
5.    Non-Solicitation Provisions.
(a)    The Executive agrees that during the Applicable Period, he shall not, either directly or indirectly, on his own behalf or in the service of or on behalf of others solicit any individual or entity which is an actual or, to his knowledge, was within the then preceding six (6) months of his employment with the Company an actively sought prospective customer, preferred investor or vendor of the Company or an Affiliate, for the purpose of offering services of the general type offered by, or competitive with those offered by, the Company or an Affiliate, or otherwise competing with the Company or an Affiliate with respect to the Business of Altisource in the Area.
(b)    The Executive agrees that during the Applicable Period, he shall not, either directly or indirectly, on his own behalf or in the service of or on behalf of others, solicit for employment or consulting services, or hire or engage, any person who is an employee of the Company or an Affiliate or was an employee of the Company or an Affiliate within six (6) months before the date of such solicitation, hiring or engagement (other than employees terminated by the Company or an Affiliate); provided that general advertisements for employment directed to the general population shall not be deemed to constitute solicitation for employment.
(c)    The Executive agrees that during his employment and thereafter, he shall not make any statement (written or oral) that could reasonably be perceived as disparaging to the Company or any person or entity that he reasonably should know is an Affiliate of the Company.
(d)    In the event that this Section 5 is determined by a court which has jurisdiction to be unenforceable in part or in whole, the court shall be deemed to have the authority to revise any provision to the minimum extent necessary to be enforceable to the maximum extent permitted by law.
(e)    The provisions of this Section 5 shall survive the Executive’s termination of employment and termination of this Agreement.
6.    Remedies and Enforceability.
The Executive and the Company agree that the covenants, agreements and representations contained in Sections 4 and 5 hereof are reasonable and necessary to protect and preserve the legitimate business interests, goodwill and other property of the Company, among other reasons, that irreparable loss and damage will be suffered by the Company should the Executive breach any of such covenants and agreements; that each of such covenants and agreements is separate, distinct and severable not only from the other of such covenants and agreements but also from the other and remaining provisions of this Agreement; that the unenforceability of any such covenant or agreement shall not affect the validity or enforceability of any other such covenant or agreements or any other provision or provisions of this Agreement; and that, in

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addition to other remedies available to it, including, without limitation, termination of the Executive’s employment for Cause and claims for damages, the Company shall be entitled to seek temporary, preliminary and permanent injunctions to prevent a breach or threatened breach by the Executive of any of such covenants or agreements.
7.    Notice.
All notices, consents, waivers, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given: (a) when delivered, if delivered by hand (with written confirmation of receipt), (b) when received by the addressee, if sent by an internationally recognized overnight delivery service (receipt requested), and (c) when sent by facsimile, on the day of the facsimile transmission as set forth in a facsimile delivery confirmation, in each case to the appropriate addresses set forth below (or to such other addresses as a party may designate by written notice to the other parties:
If to the Company:
Law and Compliance Department
Altisource Solutions, Inc.
1000 Abernathy Road NE
Suite 200
Atlanta, Georgia 30328
with copies to:
Chief Administration Officer
Altisource Portfolio Solutions, S.A.
40, Avenue Monterey
L-2163 Luxembourg

Chief Executive Officer
Altisource Portfolio Solutions, S.A.
40, Avenue Monterey
L-2163 Luxembourg

If to the Executive:
Indroneel Chatterjee
[Address]

[with a copy to:]

Notices delivered in person shall be effective on the date of delivery. Notices delivered by mail as aforesaid shall be effective upon the fourth calendar day subsequent to the postmark date thereof.
8.    Miscellaneous.
(a)    Assignment. The rights and obligations of the Company under this Agreement shall inure to the benefit of the Company’s successors and assigns. In the event the Company assigns this Agreement as permitted by this Agreement, such agreement shall be by novation, Altisource shall have no further liability hereunder, and if the Executive remains employed by the assignee, the “Company” as defined herein shall

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refer to the assignee and the Executive shall not be deemed to have terminated his employment hereunder until the Executive terminates his employment with the assignee. The Executive may not assign this Agreement.
(b)    Waiver. The waiver of any breach of this Agreement by any party shall not be effective unless in writing, and no such waiver shall constitute the waiver of the same or another breach on a subsequent occasion.
(c)    Expenses. Except as otherwise expressly provided in this Agreement, each party will bear its own expenses incurred in connection with the preparation, execution, and performance of this Agreement, including all fees and expenses of agents, representatives, counsel, and accountants.

(d)    Arbitration.
(i)    Executive and Company agree to arbitrate any controversy or claim arising out of this Agreement or otherwise relating to Employee’s employment by Company or the cessation of such employment for any reason (including, but not limited to, disputes over compensation or bonuses; any claims of breach of contract or wrongful termination; any claims of age, sex, race, disability or other discrimination or retaliation pursuant to any federal, state or local law or regulation, including without limitation the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act of 1990), the New York State Human Rights Law, and the New York City Human Rights Law; any claims arising any federal, state or local wage payment statutes, rules or regulations; any claims arising any federal, state or local statutes, rules or regulations that prohibit retaliation by an employer in response to an employee’s engaging in activities protected by such statute, rule or regulation; any claims arising any federal, state or local medical or family leave, military service, or jury service statutes, rules or regulations; or any other applicable federal, state or local law).
(ii)    Any controversy or claim described in Subsection (d) shall be fully and finally resolved in confidential, binding arbitration to the fullest extent permitted by law. Such arbitration proceeding shall take place in the State of New York, City of New York, before a single arbitrator in accordance with the National Rules for the Resolution of Employment Disputes (“Employment Rules”) of the American Arbitration Association “AAA”) or any rules issued by the AAA to replace or revise the Employment Rules.  The arbitrator may grant specific performance in addition to monetary damages.  The arbitrator shall not have the authority to modify or change any of the terms of this Agreement.  Notwithstanding any provision of the Employment Rules to the contrary, Employee and Company shall each be responsible for paying, respectively, his or its own attorney’s fees and costs in such arbitration to the fullest extent permitted by law. The arbitrator’s award shall be final and binding upon the parties.
(iii)    Notwithstanding the foregoing, Company shall have the right to, and be permitted to, seek and obtain interim injunctive relief from a court of competent jurisdiction to enforce Section 6 of this Agreement pending a final judgment confirming a final arbitration award.
(iv)    If any portion of this arbitration provision is determined by a court of competent jurisdiction to be unenforceable, such determination will not affect the remainder of this arbitration provision.
(e)    Choice of Law/Personal Jurisdiction.
(i)    This Agreement shall be deemed to be made and performed in, and shall be governed and construed in accordance with the laws of the State of New York and of the United States of

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America, as applicable, without regard to conflicts of laws provisions, provided that any dispute regarding the enforcement of Section 6 or any arbitration award shall be governed by the Federal Arbitration Act to the extent applicable.
(ii)    Company and Employee agree that any judicial proceeding in connection with (I) an arbitration pursuant to Subsection (d) hereof, including any proceeding to obtain interim relief in aid of arbitration pursuant to Section 6 (c) or otherwise, and any proceeding to confirm, enforce, modify or vacate an arbitration award, or (II) any claim or controversy arising under this Agreement or the employment relationship between the parties that is alleged (expressly or implicitly) not to be subject to arbitration, shall, to the fullest extent permitted by law, exclusively be brought in a state or federal court located in New York County, New York. In furtherance of this forum selection agreement, Company and Employee each: (i) irrevocably submits to the personal jurisdiction of such courts; (ii) waives and agrees not to assert, by way of motion, as a defense or otherwise, in any such suit, action or proceeding, any claim that (A) Employee or Company is not subject personally to the jurisdiction of the above-named courts, (B) the suit, action or proceeding is brought in an inconvenient forum, (C) the venue of the suit, action or proceeding is improper, or (D) this Agreement or the subject matter hereof may not be enforced in or by such court; and (iii) waives, and agrees not to seek, any review by a court in another jurisdiction that may be called upon to enforce the judgment of any of the above-referenced courts.
(f)    Entire Agreement. This Agreement embodies the entire agreement of the parties hereto relating to the subject matter hereof and supersedes all oral agreements, and to the extent inconsistent with the terms hereof, all other written agreements. Notwithstanding the foregoing, this Agreement does not supersede the Employee Intellectual Property Agreement.
(g)    Amendment. This Agreement may not be modified, amended, supplemented or terminated except by a written instrument executed by the parties hereto.
(h)    Severability. Each of the covenants and agreements hereinabove contained shall be deemed separate, severable and independent covenants, and in the event that any covenant shall be declared invalid by any court of competent jurisdiction, such invalidity shall not in any manner affect or impair the validity or enforceability of any other part or provision of such covenant or of any other covenant contained herein.
(i)    Captions and Section Headings. Except as set forth in Section 10 hereof, captions and section headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.
(j)    Waiver of Jury Trial. THE PARTIES HERETO HEREBY KNOWINGLY AND VOLUNTARILY WAIVE ANY RIGHT WHICH EITHER OR BOTH OF THEM MAY HAVE TO RECEIVE A TRIAL BY JURY WITH RESPECT TO ANY CLAIMS, CONTROVERSIES OR DISPUTES WHICH MAY ARISE OUT OF THIS AGREEMENT OR THE SUBJECT MATTER HEREOF.
(k)    Counterparts. This Agreement may be executed in one or more counterparts (and by facsimile or electronic pdf copy), each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.
9.    Definitions.
(a)    “Affiliate” means any person, firm, corporation, partnership, association or entity that, directly or indirectly or through one or more intermediaries, owns or controls, is owned or controlled by or is under common ownership or control with the specified entity, determined at the then applicable date during the Applicable Period, which in the case of Section 5 shall be at the date the applicable restriction in Section 5 applies. For purposes of this Subsection, “ownership” shall mean ownership of equity securities representing more than

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twenty percent (20%) of the value of the equity securities of the specified firm, corporation, partnership, association or entity, and “control” shall mean (i) the right to vote equity securities representing more than more than twenty percent (20%) of the ordinary voting power of the equity securities of the applicable firm, corporation, partnership, association or entity, (ii) that the specified entity has a representative on the governing board, or has caused to be elected a member of the governing board, of the applicable firm, corporation, partnership, association or entity or (iii) the specified entity, directly or indirectly, controls the management, through a management agreement or otherwise, of the applicable firm, corporation, partnership, association or entity. In addition, an Affiliate shall mean any person, firm, corporation, partnership, association or entity in which the Company or any of its Affiliates (determined under the foregoing definition) has any interest and which engages in the business of correspondent lending or a similar business.
(b)    “Applicable Period” means the period commencing on the Effective Date and ending twenty-four (24) months after the termination of the Executive’s employment with the Company.
(c)    “Area” means the United States of America.
(d)    “Business of Altisource” means the businesses of Altisource Portfolio Solutions, S.A., the Company and the Affiliates of the Company determined at the Effective Date, which include without limitation the businesses of:
(i)    real estate mortgage banking, residential mortgage origination and default management services (including without limitation, loan sale execution services, due diligence services, mortgage fulfillment services, valuation products and services, underwriting, purchasing support services, default processing services, property inspection and preservation services, homeowner outreach, real estate sales, closing and title services, title insurance, component services, financial services, insurance services, call center services and other ancillary services), real estate brokerage services, real estate auction services, property management services, asset recovery services, customer relationship management services, loan origination software, residential and commercial loan servicing software, loss mitigation software, vendor management software, voucherless payable system software and information technology solutions to manage and oversee payments to vendors;
(ii)    purchasing, renovating, leasing and selling real estate;
(iii)    developing and providing software and/or other technology solutions for the mortgage, real estate, asset management and vendor management industries;
(iv)    managing and operating a mortgage and/or banking cooperative and providing any services to the cooperative members of a similar type provided, or planned to be provided, by Altisource Portfolio Solutions, S.A., or any Affiliates of the Company; or
(v)    any other commercial activity engaged in or actively under consideration providing products or services that are similar to any of those provided, or planned to be provided, by Altisource Portfolio Solutions, S.A. or an Affiliate of the Company in the normal course of business.
In addition, the term “Business of Altisource” shall include any other commercial activity engaged in by Altisource Portfolio Solutions, S.A., the Company or an Affiliate of the Company in the normal course of business determined at the then applicable date during the Applicable Period that the applicable restriction in Section 5 applies and to which the Executive has provided services.

(e)    “Cause” Executive’s (i) conviction of (including plea of guilty or no contest to or deferred judgment for) any felony or any crime involving dishonesty; (ii) material violation of applicable law in connection with Executive’s employment; (iii) fraud or material dishonesty in connection with Executive’s

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employment; (iv) negligence or willful misconduct by the Executive in the performance of his duties for the Company (iv) refusal or intentional failure to comply fully and completely with any lawful, written directive of the Company’s Designees (v) material breach of any fiduciary duty or duty of loyalty owed to the Company; (vi) breach of any written agreement with the Company, including this Agreement or of any assignment given to Executive pursuant to this Agreement, including applicable conditions or limitations, (vii) exceeding the scope of his duties; or (viii) material violation of any Company policy.
(f)    “Confidential Information” means data and information relating to the Business of Altisource (which does not rise to the status of a Trade Secret) which is or has been disclosed to the Executive or of which the Executive became aware as a consequence of or through his relationship to the Company or an Affiliate and which has value to the Company or an Affiliate and is not generally known to its competitors. Confidential Information shall not include any data or information that has been voluntarily disclosed to the public by the Company or an Affiliate (except where such public disclosure has been made by the Executive without authorization) or that has been independently developed and disclosed by others, or that otherwise enters the public domain through lawful means without breach of any obligations of confidentiality owed to the Company or any of its Affiliates by the Executive.
(g)     “Disability” means the inability of the Executive to perform the material duties of his position hereunder due to a physical, mental, or emotional impairment, for a ninety (90) consecutive day period or for aggregate of one hundred eighty (180) days during any three hundred sixty-five (365) day period.
(h)     “Parent” means Altisource Portfolio Solutions S.A., an entity organized under the laws of Luxembourg.
(i)    “Release of All Claims” means a comprehensive release, covenant not to sue and non-disparagement agreement from the Executive in favor of the Company, its executives, officers, directors, Affiliates and all related parties, in a form acceptable to and approved by the Company in its sole discretion.
(j)     “Term” means the term of this Agreement as described in Section 3(a) hereof.
(k)    “Trade Secrets” means data and information relating to the business of the Company or an Affiliate including, but not limited to, technical or nontechnical data, formulae, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans or lists of actual or potential customers or suppliers which (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Trade Secrets shall not include any data or information that has been voluntarily disclosed to the public by the Company or an Affiliate (except where such public disclosure has been made by the Executive without authorization) or that otherwise enters the public domain through lawful means without

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breach of any obligations of confidentiality owed to the Company or any of its Affiliates by the Executive.

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IN WITNESS WHEREOF, the Company and the Executive have each executed and delivered this Agreement as of the date first shown above.
THE COMPANY:

ALTISOURCE SOLUTIONS, INC.

By: /s/ Michelle D. Esterman

Title: Chief Executive Officer

THE EXECUTIVE:

/s/ Indroneel Chatterjee
Indroneel Chatterjee

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EXHIBIT A

CODE OF BUSINESS CONDUCT AND ETHICS

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CODE OF BUSINESS CONDUCT AND ETHICS

40, Avenue Monterey, L-2163 Luxembourg | +352 2469 7900

Table of Contents

    Page

PUTTING THE CODE OF BUSINESS CONDUCT AND ETHICS TO WORK    4
About the Code of Business Conduct and Ethics    4
Meeting Our Shared Obligations    4

RESPONSIBILITY TO OUR ORGANIZATION    4
Conflicts of Interest    4
Improper Personal Benefits from the Company    5
Financial Interests in Other Businesses    5
Business Arrangements with the Company    5
Outside Employment or Activities with a Competitor    5
Real Estate Transactions    6
Outside Employment with a Customer/Client or Supplier    6
Vendors or Other Service Providers    6
Charitable, Government and Other Outside Activities    6
Family Members Working in the Industry    7
Related Person Transactions    7
Corporate Opportunities    7
Entertainment, Gifts and Gratuities    8
Receipt of Gifts and Entertainment    8
Offering Gifts and Entertainment    8
Protection and Proper Use of Company Assets    9
Company Books and Records    9
Cooperation with Auditors    9
Record Retention    10
Confidential Information    10
Trademarks, Copyrights and Other Intellectual Property    12
Trademark Use    12
Copyright Compliance    12
Intellectual Property Portfolio    12
Intellectual Property Rights of Others    12
Computer and Communication Resources    13
Insider Trading and Other Securities Matters    13
Insider Trading    13
Window Periods for Purchases and Sales    14
Employee Complaints of Accounting, Internal Controls, Auditing and
Federal Securities Law Matters    15
Responding to Inquiries from the Press and Others    15

FAIR DEALING    15
Antitrust Laws    16
Conspiracies and Collaborations Among Competitors    16
Distribution Issues    16
Penalties    17
Gathering Information About the Company’s Competitors    17
RESPONSIBILITY TO OUR PEOPLE    18

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Respecting One Another    18
Employee Privacy    18
Equal Employment Opportunity and Nondiscrimination    19
Sexual and Other Forms of Harassment    19
Other Forms of Harassment    20
Reporting Responsibilities and Procedures    20
Safety in the Workplace    20
Weapons and Workplace Violence    21
Drugs and Alcohol    21

RESPONSIBILITY TO OUR CUSTOMERS AND OTHER EXTERNAL PARTIES    21

INTERACTING WITH GOVERNMENT    21
Prohibition on Gifts to Government Officials and Employees    21
Political Contributions and Activities    21
Lobbying Activities    22
Bribery of Foreign Officials – Foreign Corrupt Practices Act    22

REGULATORY INQUIRIES, INVESTIGATIONS AND LITIGATION    23
Requests for Information    23
Types of Inquiries    23
Responding to Information Requests    23
Regulatory Inquiries    23

IMPLEMENTATION OF THE CODE    23
Responsibilities    23
Seeking Guidance    24
Reporting Violations    24
Investigations of Suspected Violations    24
Discipline for Violations    24
Waivers of the Code    24
No Rights Created    25
Reminder    25

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PUTTING THE CODE OF BUSINESS CONDUCT AND ETHICS TO WORK

About the Code of Business Conduct and Ethics

Altisource Portfolio Solutions S.A. and its subsidiaries (“Altisource” or the “Company”) are committed to the highest standards of business conduct in our relationships with each other and with our customers/clients, suppliers, shareholders and others. This requires that we conduct our business in accordance with the highest standards of business ethics, in addition to compliance with applicable laws, rules and regulations. Altisource’s Code of Business Conduct and Ethics (the “Code”) helps each of us in this endeavor by providing a statement of the fundamental principles and key policies and procedures that govern the conduct of our business. Our business depends on the reputation of the Company and its employees for integrity and principled business conduct. To the extent any applicable law or regulation is more restrictive than the Code, our conduct must be governed by such applicable law or regulation.

The Code is a statement of policies for individual and business conduct and does not, in any way, constitute an employment contract or an assurance of continued employment. As employees of Altisource, we are employed at will except when we are covered by an express, written employment agreement or other applicable law. Unless subject to a written employment agreement or applicable law, you may choose to resign your employment at any time, for any reason or for no reason at all. Similarly, the Company may choose to terminate your employment at any time, for any legal reason or for no reason at all.

Meeting Our Shared Obligations

Each of us is responsible for knowing and understanding the policies and guidelines contained in the following pages. If you have questions, ask them; if you have ethical concerns, raise them. The Head of Internal Audit and the General Counsel are responsible for overseeing, interpreting and monitoring compliance with this Code. They are available for you to report suspected misconduct and to answer your questions and provide guidance. Our conduct should reflect Altisource’s values, demonstrate ethical leadership and promote a work environment that upholds Altisource’s reputation for integrity, ethical conduct and trust.

RESPONSIBILITY TO OUR ORGANIZATION

Altisource employees and Directors are expected to dedicate their best efforts to Company business and to avoid any conflicts with the interests of Altisource.

Conflicts of Interest

In order to maintain the highest degree of integrity in the conduct of Altisource’s business and to maintain your independent judgment, you must avoid any activity or personal interest that creates or appears to create a conflict between your interests and the interests of the Company. A conflict of interest occurs when your private interests may interfere in any way, or even appear to interfere, with the interests of the Company as a whole. A conflict situation can arise when you take actions or have interests that may make it difficult for you to perform your Company work objectively and effectively. You should never act in a manner that could cause you to lose your independence and objectivity or that could adversely affect the confidence of our customers/clients, suppliers, Directors or fellow employees in the integrity of Altisource or its procedures. Although we cannot list every conceivable conflict, the following are some common examples that illustrate actual or apparent conflicts of interest that must be avoided.

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Improper Personal Benefits from the Company
One way in which conflicts of interest arise is when an employee, officer or Director, or a member of his or her immediate family (i.e., his or her spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law and anyone residing in his or her home (other than a tenant or employee)), receives improper personal benefits from the Company as a result of his or her position in the Company. You may not accept any benefits from the Company that have not been duly authorized and approved pursuant to Company policy and procedure, including any Company loans or guarantees of your personal obligations. Personal loans from the Company to executive officers (as defined in Rule 3b-7 of the Exchange Act) (“Executive Officers”) and directors of Altisource Portfolio Solutions S.A. (“Directors”) are strictly forbidden.

Financial Interests in Other Businesses
Altisource employees, Directors and members of their immediate families may not have a direct or indirect financial interest in any other enterprise if that interest compromises or appears to compromise the employee’s or Director’s loyalty to Altisource. For example, except as specified below, you (or members of your immediate family) may not own an interest, either directly or indirectly (other than as a less than two percent (2%) owner of the stock of a publicly traded company), in any supplier, contractor, customer or competitor of the Company without full disclosure to and prior written approval of the General Counsel or, in the case of Executive Officers and Directors, the approval of the Audit Committee of the Board of Directors (the “Board”).

Additionally, Directors must abstain from voting on transactions with companies in which they have a material direct or indirect ownership interest. An ownership interest will generally not be considered “material” or constitute a “personal interest” pursuant to the Company’s Articles of Incorporation if it represents less than five percent (5%) of the outstanding common stock in a competitor, customer or supplier that is listed on a national or international securities exchange and the subject transaction would not be considered to be material to the company in which the Director holds such interest.

Notwithstanding the foregoing, the ownership or other financial interest must be considered within the context of the individual financial condition of the employee, Director or immediate family member. If you feel that an ownership interest, however small, is or could be considered a conflict, you must consult with the General Counsel for guidance.

Business Arrangements with the Company
Without prior written approval from Altisource’s General Counsel, you (or members of your immediate family) may not participate in a joint venture, partnership or other business arrangement with Altisource. (Executive Officers and Directors must obtain the prior approval of the Audit Committee.)

Outside Employment or Activities with a Competitor
Full-time Altisource employees are expected to dedicate their full intentions and efforts to the job and may not simultaneously be employed by or work for a third party. In addition, full-time employees may not operate a business, consult with or otherwise provide services to a third party without the prior written approval of the General Counsel. Employment with, serving as a Director of, or otherwise providing services to a competitor of Altisource is strictly prohibited for any Altisource employee, as is any activity that is intended to or that you should reasonably expect to advance a competitor’s interests. You may not market products or services in competition with Altisource’s current or potential business activities. It is your responsibility to consult with the Head of Internal Audit and/or the General Counsel

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to determine whether a planned activity will compete with any of Altisource’s business activities before you pursue the activity in question.

Real Estate Transactions
Certain of Altisource’s businesses, including but not limited to the Consumer Real Estate Solutions and Real Estate Investor Solutions businesses, assist investors and servicers with the disposition of real property. Neither you nor members of your immediate family, nor entities that you or they are associated with, may purchase any real property for which an Altisource entity is responsible for providing services, as such purchase may result in a potential conflict of interest. However, subject to the foregoing, you may become a customer of the Consumer Real Estate Solutions or Real Estate Investor Solutions businesses for the purchase or sale of real property. Your use of services provided by these businesses may be subject to certain conditions, which conditions would be disclosed prior to engaging such services.

In addition, Altisource does not allow you or members of your immediate family, nor entities that you or they may be associated with, to purchase or dispose of Altisource owned real or personal property unless the property is offered to the public by the Company and you obtain prior approval of the General Counsel or, for Executive Officers or Directors, the approval of the Audit Committee.

Outside Employment with a Customer/Client or Supplier
Without prior written approval from the General Counsel, you may not be a customer/client or be employed by, serve as a Director of, represent, operate a business with, consult with or otherwise provide services to a customer/client of Altisource. However, you may be a customer of an Altisource customer/client for a product or service (such as a banking or brokerage account) that is available to the general public. Similarly, without prior written approval from the General Counsel, you may not be a supplier or be employed by, serve as a Director of, represent, operate a business with, consult with or otherwise provide services to a supplier to Altisource. (Executive Officers and Directors must obtain the prior approval of the Audit Committee.) Nor may you accept money or benefits of any kind as compensation or payment for any advice or services that you provide to a client, supplier or anyone else in connection with its business with Altisource.

Vendors or Other Service Providers
Only the Vendor Management Organization (“VMO”), certain Executive Officers and the Board (or their Committees) are authorized to approve orders, contracts and/or commitments to suppliers of goods and services. Such decisions must be strictly based on objective business standards, and all payments for goods and services must be made according to VMO processes. Any real or perceived favoritism may result in a conflict of interest and could reflect poorly on the Company and other businesses.

Charitable, Government and Other Outside Activities
The Company encourages all employees to participate in projects and causes that further the welfare of our local communities. However, you must obtain the prior written approval of the General Counsel before serving as a Director or trustee of any charitable, not‑for‑profit, for-profit, or other entity or before running for election or seeking appointment to any government-related position. (Executive Officers and Directors must obtain the prior approval of the Audit Committee.)

Family Members Working in the Industry
You may find yourself in a situation where someone in your immediate family is a competitor, supplier or customer/client of Altisource or is employed by one.

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There are several factors to consider in assessing such a situation, including: the relationship between Altisource and the other company; the nature of your responsibilities as an Altisource employee or Director and those of the other person; and the access each of you has to your respective employer’s confidential information. Such a situation, however harmless it may appear to you, could arouse suspicions among your associates that might affect your working relationships. The very appearance of a conflict of interest can create problems, regardless of the propriety of your behavior. It is important that you do not disclose confidential information inadvertently and that you are not involved in decisions on behalf of Altisource that involve the other company.

You must disclose to the Head of Internal Audit or the General Counsel if any member of your immediate family or household holds a position with a firm that directly competes or does business with the Company. The disclosure of this relationship must be made by completing the Familial Relationship Disclosure form and submitting it to the Head of Internal Audit or the General Counsel for approval. The approved form is available on the Altisource Intranet under “Policies and Procedures.” Such situations are not prohibited, but they call for extra sensitivity to security and confidentiality.

Please note that any appearance of a conflict of interest may be just as damaging to you and the Company as an actual conflict. Therefore, as a Company employee, officer or Director, it is important that you disclose all potential personal or business conflicts of interest to the Head of Internal Audit or the General Counsel, including any situations of which you are uncertain. For more information, see Management Directive No. 7 – Conflicts of Interest and Other Responsibilities of Employees.

Related Person Transactions
Executive Officers and Directors are required to comply with the Related Person Transactions Policy, which sets forth Altisource’s framework for approval of transactions involving Altisource and our Executive Officers, Directors or other Related Persons (as such term is defined in the Related Person Transactions Policy), and certain persons and entities related to them.

Corporate Opportunities

As employees, officers and Directors of Altisource, we owe a duty to the Company to advance its legitimate interests when the opportunity to do so arises. You may not take for yourself opportunities that are discovered through the use of Company property, information or position or use Company property, information or position for personal gain. Further, you may not compete with the Company.

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Entertainment, Gifts and Gratuities

Employees, officers and Directors interacting with any person who has business dealings with Altisource (including suppliers, customers/clients, competitors, contractors and consultants) must conduct such activities in the best interest of Altisource, using consistent and unbiased standards. Altisource employees, officers and Directors must not accept any gifts or gratuities that could influence or be perceived to influence outsourcing, purchasing and other decisions, or be in a position to derive any direct or indirect benefit or interest from a party having business dealings with Altisource. Please note that the general standard policies of the Company are set forth below; however, management may implement more stringent guidelines by department as it deems necessary.

Receipt of Gifts and Entertainment
You must not accept any gifts or gratuities that could influence or be perceived to influence your business decisions on behalf of the Company, or be in a position to derive any direct or indirect benefit or interest from a party having business dealings with the Company. You must never request gifts or gratuities from people doing business with the Company. Unsolicited gifts and gratuities are permissible if they are customary and commonly accepted business courtesies, not in excess of $200, and given and accepted without an express or implied understanding that you are in any way obligated by your acceptance of the gift or gratuity. Further, gifts or gratuities that are extravagant in value or unusual in nature should not be accepted without the prior written approval of the General Counsel. Gifts of cash or cash equivalents (including gift certificates, securities, below‑market loans, etc.) in any amount are prohibited and must be returned promptly to the donor.

Notwithstanding anything to the contrary, the acceptance of gifts in violation of the Real Estate Settlement Procedures Act (“RESPA”) is strictly prohibited. If you have any question about whether your receipt of a thing of value is or could be a RESPA violation, contact an Associate General Counsel or the General Counsel.

Offering Gifts and Entertainment
When you are providing a gift or gratuity in connection with Company business, you must do so in a manner that is in good taste and not in excess of $200. You may not furnish or offer to furnish any gift or gratuity that goes beyond the common courtesies associated with accepted business practices, and you are prohibited from providing gifts or gratuities that consist of cash or cash equivalents. You should follow the above guidelines for receiving gifts or gratuities in determining when it is appropriate to give gifts or gratuities and when prior written approval from the General Counsel is required.

What is acceptable in the commercial business environment may be entirely unacceptable in dealings with the government. There are strict laws that govern providing gifts, including meals, entertainment, transportation and lodging, to government officials and government employees. You are prohibited from providing gifts or gratuities of any amount or value to government officials, government employees or members of their families in connection with Company business without prior written approval from the General Counsel. For more information, see the section of this Code regarding Interacting with Government.

Giving or receiving any payment or gift in the nature of a bribe or kickback is absolutely prohibited. If you encounter an actual or potential conflict of interest, face a situation where declining the acceptance of a gift may jeopardize an Altisource relationship, are requested to pay a bribe or provide a kickback or encounter a suspected violation of this policy, you must report the situation to the General Counsel

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immediately. For more information, see the section of this Code regarding Bribery of Foreign Officials - Foreign Corrupt Practices Act and Management Directive No. 4 – Gifts and Gratuities.

Protection and Proper Use of Company Assets

We each have a duty to protect the Company’s assets and ensure their efficient use. Theft, waste and even carelessness, such as not adequately reviewing an expense report or not canceling a recurring expense that no longer serves a business need, have a direct impact on the Company’s profitability. We should take measures to prevent damage to and theft or misuse of Company property. When you leave Altisource, all Altisource property must be returned to the Company. Except as specifically authorized by the Company, all property created, obtained or compiled by or on behalf of the Company (including customer lists, equipment, reference materials, reports, resources, computer software, data processing systems, databases and any proprietary information) belongs to the Company and must be used for legitimate business purposes only.

Company Books and Records

You must complete all Company documents accurately, truthfully and in a timely manner, including all travel and expense reports. When applicable, documents must be properly authorized. You must record the Company’s financial activities in compliance with all applicable laws and accounting practices. The making of false or misleading entries, records or documentation is strictly prohibited. You must never create a false or misleading report or make a payment or establish an account on behalf of the Company with the understanding that any part of the payment or account is to be used for a purpose other than as described by the supporting documents.

If you have any reason to believe that any of the Company’s books and records are being maintained in a materially inaccurate or incomplete manner, you are required to report this immediately pursuant to the procedure set forth in the Policy and Procedures for Employee Complaints of Accounting, Internal Controls, Auditing and Federal Securities Law Matters that is distributed annually and available for reference in the Company’s E-Learning system. Similarly, the Company trusts you to report all complaints, allegations and similar submissions regarding the appropriateness of accounting, internal controls, auditing or federal securities law matters, especially if you ever feel pressured to prepare, alter, conceal or destroy documents in contravention of standard accounting or practices.

Cooperation with Auditors

It is every employee’s responsibility to make open and full disclosure to and cooperate fully with outside accountants in connection with audit or review of the Company’s financial statements. You must not knowingly provide an auditor with inaccurate or misleading legal or financial analysis. Further, you must not act in any way which may be perceived as coercing, manipulating, misleading or fraudulently influencing any independent public or certified public accountant engaged in the performance of an audit or review of the Company’s financial statements or other business functions.

Similarly, all employees must make open and full disclosure to and cooperate fully with the Company’s Internal Audit Department. Interfering with or failing to cooperate fully in any Internal Audit matter is strictly prohibited.

Record Retention

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In the ordinary course of its business, Altisource produces and receives a considerable amount of records, including records in electronic form. The Company may be required to retain certain records for business, legal and compliance reasons. You are required to follow the Company’s instructions in all matters related to the maintenance, security and destruction of such records. For more information, see Management Directive No. 10 – Business Records Management and Retention.

If you learn of a subpoena or a pending, imminent or contemplated litigation or government investigation other than through the Law and Compliance Department, you must immediately contact an Associate General Counsel or the General Counsel. For more information, see Management Directive No. 11 – Policy and Procedures Regarding Accepting Legal Service of Process. You must retain and preserve ALL records that may be responsive to the subpoena, relevant to the litigation or that may pertain to the investigation until you are advised by the Law and Compliance Department as to how to proceed. You must also affirmatively preserve from destruction all relevant records that without intervention would automatically be destroyed or erased (such as e‑mails and voicemail messages). Destruction of such records, even if inadvertent, could seriously prejudice the Company. Any questions regarding whether a particular record pertains to a pending, imminent or contemplated investigation or litigation or may be responsive to a subpoena or regarding how to preserve particular types of records should be directed to the General Counsel.

Confidential Information

As an employee or Director, you may have access to certain information that is not known to the general public or to competitors. Such information includes, but is not limited to, non‑public information that might be of use to competitors, or harmful to the Company or third parties if disclosed (e.g., information relating to the Company’s research, development or business affairs, business methodologies, “know how,” financial and operational information, pricing information, transaction information, client data, vendor information, supplier lists, etc.). For the avoidance of doubt, confidential information may include information concerning other companies, such as our customers/clients, which Altisource may be under an obligation to maintain as confidential. For specific restrictions that apply to a specific type of confidential information – material nonpublic information – please see the section entitled “Insider Trading and Other Securities Matters” below.

For the purpose of this Code, all personal information (i.e. any information that can be used, alone or in combination with other information, to identify, contact or locate a natural person) shall be treated as confidential information.

Unless otherwise required by law, you must maintain the confidentiality of information entrusted to you by the Company and by its customers. Employees, officers and Directors who possess or have access to confidential information must:

•	not use the information for their own benefit or the benefit of other persons inside or outside of Altisource;

•
process confidential information in accordance with Altisource policies regarding data security (including, without limitation, the End User Computing Policy and the Personally Identifiable Information Security Policy, which are available on the Altisource Intranet under “Policies and Procedures”);

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•	not disclose confidential information to other Altisource employee(s) unless such employee(s) need(s) the information to carry out business responsibilities;

•
not disclose confidential information to anyone outside the Company except (i) pursuant to an agreement approved by the Law and Compliance Department obligating the person receiving confidential information to maintain the secrecy of such information or (ii) to the extent that the disclosure is authorized by the General Counsel or an Associate General Counsel;

•	properly label any and all documentation shared with or correspondence sent to the Company’s counsel or outside counsel as “Attorney-Client Privileged;” and

•	report immediately any suspected or confirmed unauthorized disclosures of confidential information.

Confidentiality or Non-Disclosure Agreements are commonly used when Altisource needs to disclose confidential information to suppliers, consultants, joint-venture participants or others. A Confidentiality or Non-Disclosure Agreement obligates the person receiving confidential information to maintain the secrecy of such information. If, in doing business with persons not employed by Altisource, you foresee that you may need to disclose confidential information, you must contact the Law and Compliance Department and discuss the utility of entering into a Confidentiality or Non-Disclosure Agreement.

Your obligation to protect proprietary and/or confidential information does not end when you leave Altisource. Upon the termination of your employment, you must return everything that belongs to Altisource or its clients or vendors, including all documents and other materials containing Company and customer/client information. You must not use or disclose any confidential and/or proprietary information after termination of your employment with Altisource, and may not disclose or authorize anyone else, including any new employer, to use or disclose such information without Altisource’s prior written consent.

For more information regarding the management and protection of proprietary and confidential information, see Management Directive No. 2 – Proprietary and Confidential Information, Management Directive No. 17 – Handling Third Party Confidential Information and, as applicable, any agreement you entered into with Altisource. For information regarding the process for responding to suspected or confirmed breaches of security leading to the accidental or unlawful destruction, loss, alteration, unauthorized disclosure of, or access to confidential information, please see the Data Incident Response Policy available on the Altisource Intranet under “Policies and Procedures.”

Trademarks, Copyrights and Other Intellectual Property

The Company’s intellectual property is a valuable asset. Intellectual property includes copyrights, patents, trademarks, trade secrets, design rights, logo rights, know-how and other tangible and intangible property. It is the responsibility of each employee to protect such intellectual property, and to ensure that it is used in a manner that complies with the Company’s instructions and applicable laws and regulations.

Trademark Use
Our logos and the mark Altisource® are examples of Company trademarks. You must always properly use our trademarks and advise the General Counsel if you are aware of infringements by others. Similarly,

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the trademark rights of third parties must be respected. Before any new word, phrase or slogan is to be adopted or used in any written materials, you must obtain the clearance of the Marketing Department and the Law and Compliance Department. Further, the public use of a new trademark requires prior approval by the Board of Directors or the prior written approval of the Chief Executive Officer and subsequent ratification by the Board of Directors.

Copyright Compliance
Works of authorship such as books, articles, drawings, computer software and other such materials may be covered by copyright laws. It is a violation of those laws and of Altisource’s policies to make unauthorized copies of or unauthorized derivative works based upon copyrighted materials. The absence of a copyright notice does not mean that the materials are not copyrighted.

Altisource licenses the use of much of its computer software from outside companies. In most instances, this computer software is protected by copyright. You may not make, acquire, install or use unauthorized copies of computer software.

Intellectual Property Portfolio
Intellectual property is critical to the value of the Company and its reputation; therefore, all records must be accurate and complete and must comply with all applicable laws and regulations that relate to any and all activities, applications and filings for same. Employees must maintain detailed records and all work papers related to the development of new products and methods and store them in a safe location designated by the Company. Employees must also promptly disclose any material developments to the Law and Compliance Department.

Intellectual Property Rights of Others
It is Altisource policy not to infringe upon the intellectual property rights of others. When using the name, trademarks, logos or printed materials of another company, including any such uses on Altisource’s websites, you must do so only with the permission of the Law and Compliance Department and in accordance with applicable law. For more information, see Management Directive No. 18 – Trademarks, Copyrights and Patents.

Any questions concerning intellectual property rights should be directed to the Law and Compliance Department.
Computer and Communication Resources

Altisource’s computer and communication resources, including computers, voicemail and email, provide substantial benefits, but they also present significant security and liability risks to you and the Company. It is extremely important that you take all necessary measures to comply with Altisource’s Information Security policies and procedures, including the duty to promptly report any observed or suspected security weaknesses in systems and services to the Security Operation Center or Service Desk. Altisource firewalls routinely prevent users from connecting with certain non-business web sites. Users using Altisource computers who discover they have connected with a web site that contains sexually explicit, racist, violent or other potentially offensive material must immediately disconnect from that site. The ability to connect with a specific web site does not in itself imply that users of Altisource systems are permitted to visit that site. Unless exempted, using Altisource computers to access Internet e-mail sites such as Gmail is prohibited.

Use of Altisource information systems to access the Internet for personal purposes will not be tolerated and may be considered cause for disciplinary action up to and including termination. Limited use of

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Altisource resources for personal emergencies is permitted. All users of the Internet should be aware that firewalls can create a detailed audit log reflecting transmissions, both in-bound and out-bound.

Use of computer and communication resources must be consistent with all other Company policies, including those relating to harassment, privacy, confidential information, copyright, trademark, trade secret and other intellectual property considerations.

Insider Trading and Other Securities Matters

Insider Trading
You and members of your immediate family are prohibited by Company policy and the law from buying or selling securities of the Company while in possession of “material nonpublic information.” This conduct is known as “insider trading.” Passing such information on to someone who may buy or sell securities – known as “tipping” – is also illegal.

Information is “material” if (a) there is a substantial likelihood that a reasonable investor would find the information “important” in determining whether to trade in a security; or (b) the information, if made public, likely would affect the market price of a company’s securities. Examples of types of material information include unannounced dividends, earnings, financial results, new or lost contracts or products, sales results, important personnel changes, business plans, possible mergers, acquisitions, divestitures or joint ventures, important litigation developments and important regulatory, judicial or legislative actions. Information may be material even if it relates to future, speculative or contingent events and even if it is significant only when considered in combination with publicly available information.

Material non-public information may include, without limitation:

•	operating or financial results of the Company or its major business units (including estimates of any future earnings or losses);

•	negotiations or entry into an agreement for an acquisition or sale of a substantial business or other significant transaction;

•	development of a major new product or service by the Company;

•	an increase or decrease in dividends of the Company;

•	a stock split or other recapitalization of the Company;

•	a redemption or purchase by the Company of its securities;

•	major management changes at the Company;

•	mergers, acquisitions, tender offers and restructurings;

•	securities offerings and repurchases;

•	significant litigation or litigation developments;

•	significant investigations, proceedings or regulatory audits; and

•	developments regarding customers, clients or suppliers.

Information is considered to be non-public unless it has been adequately disclosed to the public, which means that the information must be publicly disclosed and adequate time must have passed for the

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securities markets to digest the information. Examples of adequate disclosure include public filings with securities regulatory authorities and the issuance of press releases and may also include meetings with members of the press and the public. A delay of one or two business days is generally considered a sufficient period for routine information to be absorbed by the market. Nevertheless, a longer period of delay might be considered appropriate in more complex disclosures.

Do not disclose material nonpublic information to anyone, including co‑workers, unless the person receiving the information (1) has a legitimate need to know the information for purposes of carrying out the Company’s business or (2) is bound by an express duty of confidentiality to the Company or a written Confidentiality Non-Disclosure Agreement. If you leave Altisource, you must maintain the confidentiality of such information until it has been adequately disclosed to the public by the Company. If there is any question as to whether information regarding the Company or another company with which we have dealings is material or has been adequately disclosed to the public, contact the General Counsel.

Notwithstanding the prohibition against insider trading, the law and Company policy permit Company employees, officers and Directors to trade in Company securities regardless of their awareness of inside information if the transaction is made pursuant to a pre‑arranged trading plan that was established in compliance with applicable law and was entered into when the person was not in possession of material nonpublic information. If you wish to enter into, modify or terminate a trading plan, you must first obtain the approval of the General Counsel. For more information, see Management Directive No. 5 – Prevention of Insider Trading And Other Prohibitions.

Window Periods for Purchases and Sales
Directors, officers and employees may trade in Company securities only during a “window period,” and provided that (a) no new major undisclosed developments occur within the window period or are imminent, and (b) the individual is not otherwise in possession of material nonpublic information (unless such trade is conducted pursuant to a trading plan and approved by the General Counsel). Directors and Executive Officers have additional restrictions and reporting requirements imposed on them by Section 16 of the Securities Exchange Act of 1934, as amended. For more information, see Management Directive No. 5 – Prevention of Insider Trading And Other Prohibitions.

Employee Complaints of Accounting, Internal Controls, Auditing and Federal Securities Law Matters
We prohibit all violations of federal securities law. If you believe there is or has been a violation of federal securities law, you have the right to take action in accordance with the Policy and Procedures for Employee Complaints of Accounting, Internal Controls, Auditing and Federal Securities Law Matters that is distributed annually and available for reference in the Company’s E-Learning system. Pursuant to applicable law, the policy and procedures protect individuals who make such complaints or allegations in good faith against any retaliation.

Responding to Inquiries from the Press and Others

Employees and Directors who are not official Company spokespersons may not speak with the press, securities analysts, other members of the financial community, shareholders or groups or organizations as a Company representative unless specifically authorized to do so by the Chief Executive Officer. Requests for financial or other information about the Company from the media, the press, the financial community, shareholders or the public must be referred to the Chief Financial Officer and/or the General Counsel. Requests for information from regulators or the government must be referred to the General Counsel.

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You should be aware of situations in which you may be perceived as representing or speaking on behalf of Altisource in public (including Twitter, Facebook, LinkedIn, chat rooms, bulletin boards and any other forms of electronic communication). You may not make any public statements on behalf of Altisource or regarding Altisource’s business, or its customers, unless it is part of your job or you are authorized to do so by the Chief Executive Officer or the General Counsel. All public testimonies (as an expert witness or otherwise), publications and speaking engagements related to Altisource’s business are subject to pre-clearance by the General Counsel. Subpoenas, requests from law enforcements or regulatory authorities must be immediately forwarded to the General Counsel. Media inquiries, product advisory boards and requests from customers or suppliers for testimonials or endorsements must be handled in accordance with applicable procedures after consultation with the General Counsel. For more information, see Management Directive No. 13 – External Communications.

FAIR DEALING

Altisource depends on its reputation for quality, service and integrity. The way we deal with our customers/clients, suppliers and competitors molds our reputation, builds long‑term trust and ultimately determines our success. You should endeavor to deal fairly with the Company’s customers/clients, suppliers and competitors. We must never take advantage of others through manipulation, concealment, abuse of privileged information, misrepresentation of material facts or any other unfair dealing practice. Any comparisons with the competition used in any public forum or presentation must be represented fairly and accurately and approved by the Law and Compliance Department prior to use.

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Antitrust Laws

While Altisource competes vigorously in all of its business activities, its efforts in the marketplace must be conducted in accordance with the letter and spirit of applicable antitrust and competition laws. While it is impossible to describe antitrust and competition laws fully in any code of business conduct, this Code will give you an overview of the types of conduct that are particularly likely to raise antitrust concerns. If you are or become engaged in activities similar to those identified in the Code, you must consult the General Counsel for further guidance.

Conspiracies and Collaborations Among Competitors

One of the primary goals of the antitrust laws is to promote and preserve each competitor’s independence when making decisions on price, output and other competitively sensitive factors. Some of the most serious antitrust offenses are agreements among competitors that limit independent judgment and restrain trade, such as agreements to fix prices, restrict output, control the quality of products or divide a market for clients/customers, territories, products or purchases. You must not agree with any competitor on any of these topics, as these types of agreements are virtually always unlawful even in the face of an argument that it is in the best interest of customers. (In other words, no excuse will absolve you and/or the Company of liability.)

Unlawful agreements need not take the form of a written contract or even express commitments or mutual assurances. Courts can – and do – infer agreements based on “loose talk,” informal discussions or the mere exchange between competitors of information from which pricing or other collusion could result. Any communication with a competitor’s representative, no matter how innocuous it may seem at the time, may later be subject to legal scrutiny and form the basis for accusations of improper or illegal conduct. You should take care to avoid involving yourself in situations from which an unlawful agreement could be inferred.

By bringing competitors together, trade associations and standard‑setting organizations can raise antitrust concerns, even though such groups serve many legitimate goals. You must notify the General Counsel before joining any trade associations or standard‑setting organizations. Furthermore, if you are attending a meeting at which potentially competitively sensitive topics are discussed without oversight by an antitrust lawyer, you should object, leave the meeting and notify the General Counsel immediately.

Joint ventures with competitors are not illegal under applicable antitrust and competition laws. However, like trade associations, joint ventures present potential antitrust concerns. The General Counsel must therefore be consulted before negotiating or entering into such a venture.

Distribution Issues

Relationships with customers and suppliers can also be subject to a number of antitrust prohibitions if these relationships harm competition. For example, it can be illegal for a company to affect competition by agreeing with a supplier to limit that supplier’s sales to any of the company’s competitors. Collective refusals to deal with a competitor, supplier or customer may be unlawful as well. While a company generally is allowed to decide independently that it does not wish to buy from or sell to a particular person, when such a decision is reached jointly with others, it may be unlawful, regardless of whether it seems commercially reasonable.

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Other activities that may raise antitrust concerns include, without limitation:

•	restricting a customer’s re‑selling activity through minimum resale price maintenance (for example, by prohibiting discounts);

•	discriminating in terms and services offered to customers where a company treats one customer or group of customers differently than another;

•	exclusive dealing agreements where a company requires a customer to buy from or a supplier to sell to only that company;

•	tying arrangements where a customer or supplier is required, as a condition of purchasing one product, to also purchase a second, distinct product;

•
“bundled discounts,” in which discount or rebate programs link the level of discounts available on one product to purchases of separate but related products (for example, pencils linked to other office supplies); and

“predatory pricing,” where a company offers a discount that results in the sales price of a product being below the product’s cost (the definition of cost varies depending on the court), with the intention of sustaining that price long enough to drive competitors out of the market.

Because these activities may be prohibited under many circumstances, you must consult the General Counsel before implementing any of them.

Penalties

The antitrust laws are extremely complex and punitive. Because antitrust investigations and lawsuits can be very costly, even when a company has not violated the antitrust laws and is ultimately cleared, it is important to consult with the General Counsel before engaging in any conduct that may appear to create the basis for an allegation of wrongdoing. It is far easier to structure your conduct to avoid erroneous impressions than to have to explain your conduct in the future when an antitrust investigation or action is in progress. For that reason, when in doubt, consult the General Counsel.

Gathering Information About the Company’s Competitors

It is entirely proper for us to gather information about our marketplace, including information about our competitors and their products and services. However, there are limits to the ways that information should be acquired and used, especially information about competitors. In gathering competitive information, you should abide by the following guidelines:

•
We may gather information about our competitors from sources such as published articles, advertisements, brochures, other non‑proprietary materials, surveys by consultants and conversations with our customers/clients, as long as those conversations are not likely to suggest that we are attempting to (a) conspire with our competitors, using the customer/client as a messenger, or (b) gather information in breach of a client’s Non-Disclosure Agreement with a competitor or through other wrongful means. You should be able to identify the source of any information about competitors.

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•
We must never attempt to acquire a competitor’s trade secrets or other proprietary information through unlawful means, such as theft, spying, bribery or breach of a competitor’s Non-Disclosure Agreement.

•
If there is any indication that information that you obtain was not lawfully received by the party in possession, you should refuse to accept it. If you receive any competitive information anonymously or that is marked confidential, you should not review it and must contact the General Counsel immediately.

Your responsibility to protect confidential information also applies to work you did before joining Altisource. You must honor any confidentiality obligations that you have to your prior employer. If you fail to do so, you may be subject to disciplinary actions, up to and including termination.

The improper gathering or use of competitive information could subject you and the Company to criminal and civil liability. When in doubt as to whether a source of information is proper, you must contact the General Counsel.

RESPONSIBILITY TO OUR PEOPLE

Respecting One Another

The way we treat each other and our work environment affects the way we do our jobs. All employees want and deserve a work place where they are respected and appreciated. Everyone who works for the Company must contribute to the creation and maintenance of such an environment. Supervisors and managers have a special responsibility to foster a workplace that supports honesty, integrity, respect and trust.

Employee Privacy
We respect the privacy and dignity of all individuals. Altisource collects and maintains personal information that relates to your employment, including medical and benefit information. Special care is taken to limit access to personal information to Company personnel with a need to know such information for a legitimate purpose. Employees who are responsible for maintaining personal information and those who are provided access to such information must not disclose private information in violation of applicable law or in violation of Altisource’s policies.

Employees should not search for or retrieve items from another employee’s workspace without prior approval of that employee or management. Similarly, you should not use communication or information systems to obtain access to information intended for or created by others without the prior approval of management, unless such access is part of your job function and responsibilities at Altisource.

Personal items, messages or information that you consider to be private should not be placed or kept in telephone systems, computer or electronic mail systems, office systems, offices, work spaces, desks, credenzas or file cabinets. The Company reserves all rights, to the fullest extent permitted by law, to inspect such systems and areas and to retrieve information or property from them when deemed appropriate in the judgment of management.

The spreading of rumors or information not known to be true concerning the Company, its Directors, officers or employees is unethical and unprofessional. It is destructive to the Company because it causes a loss of productive time and can hurt the Company in the marketplace. Furthermore, it can cause

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personal hardship, does not support honesty, integrity, respect or trust and is directly contradictory to the Company’s corporate values. This type of behavior will not be tolerated and is subject to disciplinary action up to and including termination.

Equal Employment Opportunity and Nondiscrimination

The Company is an equal opportunity employer in hiring and promoting practices, benefits and wages. We will not tolerate discrimination against any person on the basis of race, religion, color, gender, age, marital status, national origin, genetic information, sexual orientation, citizenship, veteran status or disability (where the applicant or employee is qualified to perform the essential functions of the job with or without reasonable accommodation), or any other basis prohibited by applicable law in recruiting, hiring, placement, promotion or any other condition of employment.

You must treat all Company people, customers/clients, suppliers and others with respect and dignity. For more information, see Management Directive No. 16 – Equal Employment Opportunity and Nondiscrimination.

Sexual and Other Forms of Harassment

Company policy strictly prohibits any form of harassment in the workplace, including sexual harassment. The Company will take prompt and appropriate action to prevent and, where necessary, discipline behavior that violates this policy.

Sexual harassment consists of unwelcome sexual advances, requests for sexual favors and other verbal or physical conduct of a sexual nature when:

•	submission to such conduct is made a term or condition of employment;

•	submission to or rejection of such conduct is used as a basis for employment decisions; or

•	such conduct has the purpose or effect of unreasonably interfering with an individual’s work performance or creating an intimidating, offensive or hostile work environment.

Forms of sexual harassment include, but are not limited to, the following:

•	verbal harassment, such as unwelcome comments, jokes or slurs of a sexual nature;

•	physical harassment, such as unnecessary or offensive touching, or impeding or blocking movement; and

•	visual harassment, such as derogatory or offensive posters, cards, cartoons, graffiti, drawings or gestures.

For more information, see Management Directive No. 3 – No Harassment Policy.

Other Forms of Harassment
Altisource prohibits all verbal or physical conduct that degrades or shows hostility or hatred toward an individual because of his or her race, color, national origin, citizenship, religion, sexual orientation, marital status, age, mental or physical handicap or disability, veteran status or any other characteristic protected by law, which:

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•	has the purpose or effect of creating an intimidating, hostile or offensive work environment; or

•	has the purpose or effect of unreasonably interfering with an individual’s work performance or otherwise adversely affects an individual’s employment.

Prohibited harassing conduct includes, but is not limited to, the following: epithets; slurs; negative stereotyping; threatening, intimidating or hostile acts; and written or graphic material that ridicules or shows hostility or aversion to an individual or group and that is posted on Company premises or circulated in the workplace.

Reporting Responsibilities and Procedures
If you believe that you have been subjected to harassment of any kind, you should promptly report the incident to the Human Resources Department and/or the General Counsel or using one of the reporting mechanisms set forth at the end of the Code.

These reporting procedures apply for all incidents wherein an employee believes he or she has been the subject of harassment or where he or she has witnessed any such behavior. Complaints of harassment, abuse or discrimination will be investigated promptly and thoroughly and will be kept confidential to the extent possible. Altisource will not in any way retaliate against any employee for making a good faith complaint or report of harassment or participating in the investigation of such a complaint or report.

Altisource encourages the prompt reporting of all incidents of harassment, regardless of who the offender may be or the offender’s relationship to Altisource. This procedure should also be followed if you believe that a non‑employee with whom you are required or expected to work has engaged in prohibited conduct. All supervisors and managers must report all incidents of harassment to the Human Resources Department and/or the General Counsel using one of the reporting mechanisms set forth in the end of the Code.

Any employee who is found to be responsible for harassment, or for retaliating against any individual for reporting a claim of harassment or cooperating in an investigation, will be subject to disciplinary action, up to and including termination.

Remember that, regardless of legal definitions, Altisource expects employees, officers and Directors to interact with each other in a professional and respectful manner.

Safety in the Workplace

The safety and security of employees, officers and Directors is of primary importance. You are responsible for maintaining our facilities free from recognized hazards and obeying all Company safety rules. Workspaces should be maintained in a clean and orderly state to encourage efficient operations and promote good safety practices.

Weapons and Workplace Violence
Employees, officers and Directors are prohibited from bringing firearms, explosives, incendiary devices or any other weapons into the workplace or any work‑related setting, regardless of whether or not such employee or Director is licensed to carry such weapons, unless any such prohibition is precluded by applicable law. Similarly, Altisource will not tolerate any level of violence in the workplace or in any work‑related setting. Violations of this policy must be referred to your supervisor and the Head of

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Internal Audit and/or the General Counsel immediately. Threats or assaults that require immediate attention should be reported to the police.

Drugs and Alcohol
Altisource intends to maintain a drug‑free and alcohol-free work environment. Except at approved Altisource functions, you may not use, possess or have more than 0.05% alcohol in your system while on Altisource premises. You cannot use, sell, attempt to use or sell, purchase, possess or be under the influence of (i) marijuana, except in very limited circumstances in Connecticut and Massachusetts as provided by state law, (ii) or any other illegal drug. You may not abuse prescription drugs or use prescription drugs if their use presents a safety risk, without first consulting Human Resources.

RESPONSIBILITY TO OUR CUSTOMERS AND OTHER EXTERNAL PARTIES

In the normal course of business, Altisource has frequent direct and indirect interactions with consumers, customers, vendors and other external parties. Such parties may provide feedback regarding Altisource’s services, processes, employees and vendors. If you are contacted by an external party with an expression of dissatisfaction, suggestion or compliment relating to Altisource, then you are required to log the feedback in the Company’s escalation management platform. At times, such feedback may express dissatisfaction or pose an inquiry that requires the appropriate escalation; you must follow your business unit’s procedures regarding escalation. The failure to appropriately log and escalate feedback could expose Altisource to material reputational, legal, regulatory and financial risks. Equally important to mitigating these risks, Altisource is dedicated to providing world-class customer service. Each external interaction presents an opportunity to exceed expectations and positively impact the Altisource brand.

INTERACTING WITH GOVERNMENT

Prohibition on Gifts to Government Officials and Employees

The various branches and levels of government have different laws restricting gifts, including meals, entertainment, transportation and lodging that may be provided to government officials and government employees. You are prohibited from providing gifts, meals or anything of value to government officials or employees or members of their families in connection with Company business without prior written approval from the General Counsel.

Political Contributions and Activities
Laws of certain jurisdictions prohibit the use of Company funds, assets, services or facilities on behalf of a political party or candidate. Payments of Company funds to any political party, candidate or campaign may be made only if permitted under applicable law and approved in writing and in advance by the General Counsel. You may not on behalf of the Company give, offer or promise to give, or authorize another to give, offer or promise to give money or gifts, whether personal or obtained with Company funds, to an official or any employee of a governmental entity without prior approval of the General Counsel. All proposed payments or gifts to a government official must be reviewed and approved in advance by the General Counsel.

Your work time may be considered the equivalent of a contribution by the Company. Therefore, you will not be paid by Altisource for any time spent running for public office, serving as an elected official or campaigning for a political candidate. Nor will the Company compensate or reimburse you, in any form, for a political contribution that you intend to make or have made.

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Lobbying Activities
Laws of some jurisdictions require registration and reporting by anyone who engages in a lobbying activity. Generally, lobbying includes: (1) communicating with any member or employee of a legislative branch of government for the purpose of influencing legislation; (2) communicating with certain government officials for the purpose of influencing government action or (3) engaging in research or other activities to support or prepare for such communication.

So that the Company may comply with lobbying laws, you must notify the General Counsel before engaging in any activity on behalf of Altisource that might be considered “lobbying” as described above.

Bribery of Foreign Officials - Foreign Corrupt Practices Act
Company policy, the U.S. Foreign Corrupt Practices Act (the “FCPA”) and the laws of many other countries prohibit Altisource and its officers, Directors, employees and agents from giving or offering to give money or anything of value to a foreign official, a foreign political party, a party official or a candidate for political office in order to influence official acts or decisions of that person or entity, to obtain or retain business or to secure any improper advantage. A foreign official is an officer or employee of a government or any department, agency or instrumentality thereof, political parties or of certain international agencies, such as the World Bank or the United Nations, or any person acting in an official capacity on behalf of one of those entities. Officials of foreign government‑owned corporations are considered to be foreign officials.

Examples of items of value that Altisource may not provide to foreign officials include travel expenses, golf outings, automobiles and loans with favorable interest rates or repayment terms. Benefits indirectly conferred to foreign officials through agents, contractors or other third parties are prohibited. When circumstances indicate a potential violation of the FCPA, employees and Directors must report to the General Counsel, Head of Internal Audit or via one of the reporting mechanisms listed in the “Reporting Violations” section below.

Altisource prohibits making facilitating payments to foreign officials. Facilitating payments are payments of small value to effect routine government actions such as obtaining permits, licenses, visas, mail, utilities hook‑ups, etc.

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REGULATORY INQUIRIES, INVESTIGATIONS AND LITIGATION

Requests for Information

Governmental agencies and regulatory organizations may from time to time conduct surveys or make inquiries that request information about Altisource, its customers or others that generally would be considered confidential or proprietary. Employees receiving such inquiries must refer such matters immediately to the Law and Compliance Department.

Types of Inquiries

Regulatory inquiries may be received by mail, e-mail, telephone or personal visit. In the case of a personal visit, demands may be made for the immediate production or inspection of documents. Any calls or personal visits must be directed to the Law and Compliance Department for guidance. Letter or e-mail inquiries must be forwarded immediately to the Law and Compliance Department, who will provide an appropriate response. If served with a search warrant, Directors, officers and employees must comply with the warrant and contact the General Counsel immediately, providing a copy of the warrant.

Responding to Information Requests

Except in the case of search warrants as described above, no documents or material may be released to any third party, including clients, without prior approval of the General Counsel. Similarly, you are prohibited from any substantive discussions with any regulatory personnel without prior consultation or authorization from the General Counsel.

Regulatory Inquiries

If you are notified that you or the Company are the subject of a regulatory investigation, whether in connection with your activities at Altisource or at a previous employer, you must immediately notify the General Counsel. For more information, see Management Directive No. 12 – Information Requests.

IMPLEMENTATION OF THE CODE

Responsibilities

While each of us is individually responsible for putting the Code to work, we need not go it alone. Altisource has a number of resources, people and processes in place to answer our questions and guide us through difficult decisions.

Copies of this Code will be available on the Company’s E-Learning system. From time to time Directors, officers, employees, agents and independent contractors may be required to successfully complete an examination on the Intranet regarding this Code. Copies are also available at www.altisource.com under Investor Relations/Corporate Governance.

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Seeking Guidance

This Code cannot provide definitive answers to all questions. If you have questions regarding any of the policies discussed in this Code or if you are in doubt about the best course of action in a particular situation, you should seek guidance from your supervisor, the Head of Internal Audit, the General Counsel or the other resources identified in this Code.

Reporting Violations

If you know of or suspect a violation of applicable laws or regulations, the Code, or the Company’s related policies, you must immediately report that information to the person designated in the Code to receive reports of the type of violation and/or use one of the following reporting mechanisms:

Web:        http://www.openboard.info/asps/

Email:        asps@openboard.info

Telephone:    + 1 (866) 257-7745

No one will be subject to retaliation because of a good faith report of suspected misconduct. However, failure to report a suspected violation of the Code is itself a violation of the Code and could subject you to disciplinary action, up to and including termination.

Investigations of Suspected Violations

All reported violations will be promptly investigated and treated confidentially to the greatest extent possible. It is imperative that reporting persons not conduct their own preliminary investigations. Investigations of alleged violations may involve complex legal issues, and acting on your own may compromise the integrity of an investigation and adversely affect both you and the Company.

Discipline for Violations

Altisource intends to use every reasonable effort to prevent the occurrence of conduct not in compliance with this Code and to halt any such conduct that may occur as soon as reasonably possible after its discovery. Company personnel who violate this Code and other Company policies and procedures may be subject to disciplinary actions, up to and including termination. In addition, disciplinary actions, up to and including termination, may be taken against anyone who directs or approves infractions or has knowledge of them and does not promptly report and correct them in accordance with Company policies and procedures.

Waivers of the Code

The Company will waive application of the policies and procedures set forth in this Code only where circumstances warrant granting a waiver and then only in conjunction with any appropriate monitoring of the particular situation. Waivers of the Code for Executive Officers and Directors may be made only by the Audit Committee and must be promptly disclosed as required by law, rule or regulation, including SEC rules or NASDAQ listing standards.

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No Rights Created

This Code is a statement of the fundamental principles and key policies and procedures that govern the conduct of Altisource’s business. It is not intended to and does not create any rights in any employee, Director, client, supplier, competitor, shareholder or any other person or entity.

Reminder

We all play a part in helping the Company comply with the many laws, regulations and ethical standards affecting our business. You must become familiar with and conduct yourself in compliance with those laws, regulations and standards and the Company’s policies and guidelines pertaining to them.

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CODE OF BUSINESS CONDUCT AND ETHICS

Adopted    7 August 2009

Amended and Approved    9 March 2012

Amended and Approved    12 February 2013

Amended and Approved    11 February 2014

Amended and Approved    10 February 2015

Amended and Approved    11 February 2016

Amended and Approved    6 February 2017

Amended and Approved    12 February 2018

Code of Business Conduct and Ethics

12 February 2018

EXHIBIT B

EMPLOYEE INTELLECTUAL PROPERTY AGREEMENT

IC_____
Executive

EMPLOYEE INTELLECTUAL PROPERTY AGREEMENT

This EMPLOYEE INTELLECTUAL PROPERTY AGREEMENT (this “Agreement”) is made by and between Altisource Solutions, Inc., a Delaware corporation, having a place of business at 2002 Summit Boulevard, 6th Floor, Atlanta, Georgia 30319 (“Altisource”), and

Indroneel Chatterjee	XXX-XX-XXXX
(Name of Employee)    (Social Security Number)
In consideration for my employment by Altisource, and the wages or salary and other employee benefits in compensation for my services, I agree that:

1.	For the purpose of this Agreement, the following words shall have the following meanings:

a.
“Affiliate” shall mean any person or entity directly or indirectly controlled by, controlling or under common control with a party. For avoidance of doubt, an Affiliate of Altisource shall include, without limitation, any direct or indirect subsidiary (whether or not wholly-owned) of Altisource Portfolio Solutions S.A.

b.
“Confidential Information” means information which is disclosed to me, known by me, or generated by me as a consequence of or related to my employment with Altisource, which is not publicly known outside Altisource or its Affiliates, and which relates to the existing or reasonably contemplated scope of Altisource’s business (or the business of its Affiliates) at the time such information is disclosed to me, known by me, or generated by me. “Confidential Information” is intended to include, but is not limited to, trade secrets, inventions, processes, formulas, systems, computer programs, plans, programs, studies, techniques and business information.

c.
“Developments” shall be defined as all inventions, whether or not patentable, Confidential Information, computer programs, copyright works, algorithms, processes, patents (and applications therefor), trademarks (and applications therefor) and other intellectual property (collectively, “Works”) that (1) are made, conceived, reduced to practice, or authored by me, alone or jointly with others, while employed by Altisource, whether or not during normal business hours or on Altisource’s (or its Affiliates’) premises, that are within the existing or reasonably contemplated scope of Altisource’s business (at the time such Works are made, conceived, reduced to practice or authored) or of the business of Altisource’s Affiliates (at the time such Works are made, conceived, reduced to practice, or authored), or which result from or are suggested by any work I or others may do for or on behalf of Altisource or its Affiliates; (2) arise from, are based on, or otherwise incorporate or utilize Confidential Information; or (3) are made, conceived, reduced to practice, or authored by me during my employment with Altisource during business hours or using Altisource’s (or its Affiliates’) equipment whether related or unrelated to Altisource’s business or the business of its Affiliates. Notwithstanding anything to the contrary contained in this Agreement, any Works of which I have already conceived prior to my employment with Altisource (whether or not relating to the business of Altisource or its Affiliates) shall be excluded from the definition of Developments, if such Works are identified in a writing attached to this Agreement.

2.	I will not disclose or induce Altisource or its Affiliates to use confidential information or trade secrets of others, unless authorized by the owner.

3.
During my employment with Altisource and thereafter, I will treat all Confidential Information as secret and confidential and I will never use or disclose or authorize anyone else to use or disclose such Confidential Information except as is expressly permitted by Altisource or its Affiliates in performance of my designated duties to Altisource or its Affiliates. I will diligently protect all Confidential Information against loss by inadvertent or unauthorized use or disclosure. I have no right to use Confidential Information after my employment with Altisource terminates.

4.
All Developments are the property of Altisource or its Affiliates (as determined by Altisource) and deemed works made for hire, to the extent applicable. To the extent any Developments and the rights therein do not become the property of Altisource or its Affiliates by operation of law, I will assign and hereby do assign to Altisource Solutions S.à r.l. (parent of Altisource Portfolio Solutions, Inc., which is the parent of Altisource) all my rights to such Developments in all countries as of the time such rights arise. I agree that I will execute all documentation necessary to document the assignment to Altisource Solutions S.à r.l. (or such other entity as specified by Altisource) of all rights, title and interest in any Developments.

5.
Notwithstanding anything to the contrary in this Agreement, no provision in this Agreement shall be interpreted to require me to assign any of my rights in, and the definition of Developments shall be construed to exclude, any Work that applicable law would preclude from being assigned from an employee to an employer in an employment agreement. For the avoidance of doubt, no provision in this Agreement is intended to require assignment of any of my rights in, and the definition of Developments shall be construed to exclude, any Work that I developed entirely on my own time without using Altisource’s (or its Affiliates’) equipment, supplies, facilities, or trade secret information except for those Works that either:

a.
relate at the time of conception or reduction to practice of the invention to Altisource’s (or its Affiliates’) business, or actual or demonstrably anticipated research or development of Altisource or its Affiliates; or

b.	result from any work performed by me for Altisource or its Affiliates.

6.
I will promptly submit to the Altisource Law Department written disclosures of all Developments, whether or not patentable, which are made or conceived by me, alone or jointly with others, while I am employed by Altisource. If I make, conceive, or develop any Work during my employment for which I do not know whether such Work falls within the existing or reasonably contemplated scope of Altisource’s or its Affiliates’ business (at the time such Work is made, conceived, or authored), I will promptly submit to the Altisource Law Department a written disclosure of such Work so that Altisource, in its sole reasonable judgment, can determine in good faith whether such Work is a Development.

7.	Upon request by Altisource or its Affiliates, at any time during my employment with Altisource and thereafter:

2

a.	I will submit to the Altisource Law Department written disclosures of all Developments made, conceived, or authored by me, alone or jointly with others, while employed by Altisource;

b.
I will provide proper assistance and review and execute all papers deemed by Altisource to be necessary to effectuate the intentions of the parties expressed in this Agreement and to develop and preserve legal protection for all Developments in the name of Altisource (or its Affiliates as determined by Altisource) without any compensation in addition to the compensation received from Altisource during my employment with Altisource except as required by law; and

c.
I hereby appoint Altisource as my attorney-in-fact in the event I do not or cannot perform my obligations regarding the ownership and assignment of the Developments (including, without limitation, the obligations specified in subsection (b) above) and only for such limited purpose.

8.
All written materials and other tangible objects, including copies, made or compiled by me or made available to me in the course of my employment, shall be the property of Altisource or its Affiliates and shall be delivered to Altisource upon termination of my employment or at any other time upon request.

9.
The law of the State of Michigan will govern the interpretation, validity and effect of this Agreement without regard to its place of execution or its place of performance. Should I violate this Agreement, inadvertently or otherwise, I acknowledge that irreparable harm will result to Altisource and its Affiliates, and that Altisource and its Affiliates shall be entitled to any remedy, legal or equitable, to correct any harm which results from such violation.

10.
This Agreement may not be superseded, amended, or modified except by either (a) a written agreement signed by me and a director of Human Resources or a senior vice president (or above) of Altisource; or (b) if permitted by law, the issuance of a new or updated official Altisource policy relating to the subject of this Agreement that is communicated to me via any reasonable medium (including without limitation via electronic mail), which I agree becomes effective by my continued employment at Altisource after receiving actual or constructive notice of such policy.

11.
If any provision of this Agreement is held to be unenforceable for any reason, such provision shall be conformed to prevailing law rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, if any provision of this Agreement is voided, all other provisions of this Agreement shall be deemed valid and enforceable to the fullest extent possible.

If Altisource decides not to exercise any of its rights under this Agreement or to take no action, against any violation, such decision shall not affect the exercise of such right or taking of any action at another time.

12.
There is no agreement or restriction which prevents the performance of my duties under this Agreement, except an agreement with no exception, a copy of which is attached hereto. (If there is none, insert “no exception”.)

[CONTINUED ON IMMEDIATELY FOLLOWING PAGE]

3

I acknowledge that I have read and that I understand this Agreement. I understand that to the extent applicable this Agreement remains in effect following my employment with Altisource. I also understand this Agreement is legally binding upon me and upon my heirs and that this Agreement may be transferred by Altisource to any of its successors or assigns at any time and without my consent or any notice to me.

By:	/s/ Indroneel Chatterjee	Date:	8/31/2018

Accepted by Altisource Solutions, Inc.:

By:	/s/ Michelle D. Esterman	Date:	8/31/2018

Name: _Michelle D. Esterman_

Title: _Chief Executive Officer

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